UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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AMYLIN PHARMACEUTICALS, INC.
(Name of Registrant as Specified In Its Charter)

N.A.
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FOR IMMEDIATE RELEASE

Amylin Issues Statement in Response to Carl Icahn

San Diego, CA – April 23, 2009 – Amylin Pharmaceuticals, Inc. (Nasdaq: AMLN) today issued the following statement from James N. Wilson, Lead Independent Director, on behalf of the Amylin Board of Directors:

The Amylin Board of Directors welcomes continued three-way dialogue with Carl Icahn and Eastbourne Capital Management, L.L.C. to find a path to end a proxy contest. We hope that we can reach a resolution that will be in the best interests of all Amylin shareholders.

About Amylin

Amylin Pharmaceuticals is a biopharmaceutical company committed to improving lives through the discovery, development and commercialization of innovative medicines. Amylin has developed and gained approval for two first-in-class medicines for diabetes, SYMLIN® (pramlintide acetate) injection and BYETTA® (exenatide) injection. Amylin’s research and development activities leverage the Company’s expertise in metabolism to develop potential therapies to treat diabetes and obesity. Amylin is headquartered in San Diego, California. Further information on Amylin Pharmaceuticals is available at www.amylin.com.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

This press release may be deemed to be solicitation material in respect of the matters to be considered at the 2009 Annual Meeting of Stockholders. Amylin has filed the definitive proxy statement with the Securities and Exchange Commission (“SEC”) on April 20, 2009. INVESTORS AND SECURITYHOLDERS ARE URGED TO READ THE PROXY STATEMENT, THE BLUE PROXY CARD AND ANY OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION.  Investors and securityholders may obtain the proxy statement and other relevant documents free of charge at the SEC’s Web site, www.sec.gov or from Amylin Investor Relations at 9360 Towne Centre Drive, San Diego, California 92121.

PARTICIPANTS IN SOLICITATION

Amylin and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the matters to be considered at the 2009 Annual Meeting of Stockholders.  Information regarding the interests of Amylin’s directors and executive officers in the proxy contest are included in Amylin’s definitive proxy statement.

CONTACTS:

Alice Izzo
Executive Director, Corporate Affairs
Amylin Pharmaceuticals, Inc.
(858) 642-7272
alice.izzo@amylin.com

or

Joele Frank / Averell Withers
Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449